Healthtech Solutions, Inc. Adds Distinguished Leadership To Its Board of Directors

Steve Horowitz appointed to Board of Directors

Healthtech Solutions, Inc. (OTC: HLTT) (“Healthtech” or the “Company”), an innovative portfolio-model life sciences company focused on building impactful solutions for patients and the healthcare system through its subsidiary companies ranging in stage from pre-clinical to commercial growth, announced today that Steve Horowitz was appointed to the Board of Directors.

Mr. Horowitz has been appointed to the Board in order that he may contribute his many years of experience as a business advisor and financial analyst. As of 2021, Mr. Horowitz is Global Tax Director at the International law firm, DiazReus International Law Firm & Alliance. Since 2015, Mr. Horowitz has been employed as a Managing Member of Horowitz & Rubenstein, LLC, a law firm focused on business development and financial management. From 2007 until 2015, Mr. Horowitz was the Managing Member of Horowitz Consulting Group, LLC, which provided business consulting services. In 1984 Mr. Horowitz was awarded a J.D. degree by the Maurice A. Deane School of Law at Hofstra University. In 1989, Mr. Horowitz was awarded a Master of Business Administration degree with a concentration in Public Accounting, by the Frank G. Zarb School of Business at Hofstra University.

Ned Swanson, MD, CEO of Healthtech commented, “We are excited to have Steve Horowitz join our team as a director of Healthtech. Steve’s addition elevates and diversifies our capabilities adding strategic legal and financial expertise to continue to support and accelerate the Healthtech vision to advance healthcare and improve the lives of countless individuals.

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About Healthtech Solutions Inc.

Healthtech Solutions Inc. is an innovative portfolio-model life sciences company focused on building impactful solutions for patients and the healthcare system through our subsidiary companies ranging in stage from pre-clinical to commercial growth. At Healthtech, we are driven by innovation and people. At the core, our philosophy is that highly motivated people with ambitious goals can achieve breakthroughs with the right organizational support. By identifying and building visionary teams within an ecosystem that fuels their strengths, we believe that we can collectively accelerate the next wave of advancements in healthcare. From our perspective, breakthroughs often occur at the intersection of multiple approaches, so we are agnostic to the solution - therapeutics, devices, diagnostics, digital technology, or a combination. In fact, we hypothesize that some of the most promising breakthroughs will occur at the interface of these traditional silos, which has already begun to occur. Healthcare, illness, and injury are multifactorial, and we believe the solutions often need to be multi-pronged to succeed.

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates, and assumptions, and are subject to several risks and uncertainties and other influences, over many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Contacts:

Investors
IR@hltt.tech

Corporate and Media Communications:

inquiries@hltt.tech

844-926-3399

www.healthtech-solutions.com

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